Exhibit 10.12
FIFTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE
OF REAL PROPERTY AND ESCROW INSTRUCTIONS
     THIS FIFTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into by and between GREIT- Hawthorne Plaza, LP, a Virginia limited partnership, (“Seller”), and TMG PARTNERS, a California corporation (“Buyer”), on and as of August 8, 2006.
RECITALS
     A. Buyer and Seller entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated June 26, 2006, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated August 2, 2006, that certain Second Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated August 3, 2006, that certain Third Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated August 4, 2006, and that certain Fourth Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated August 7, 2006 (the “Purchase Agreement”), pursuant to which Seller agreed to sell and Buyer agreed to purchase certain improved real property commonly known as 75 Hawthorne and 95 Hawthorne in San Francisco, California, together with certain associated real and personal property (the improved real property and associated property is referred to in the Purchase Agreement, collectively, as the “Property”), on the terms and conditions set forth therein.
     B. Buyer and Seller desire to amend the Purchase Agreement on each and all of the terms, provisions and conditions contained herein.
     NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree as follows:
     1. Defined Terms. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Purchase Agreement.
     2. Purchase Price. The following language at the beginning of Section 2 of the Purchase Agreement is hereby deleted:
“Subject to the charges, prorations and other adjustments set forth in this Agreement, the total purchase price of the Property shall be One Hundred Twenty Seven Million Dollars ($127,000,000.00) (“Purchase Price”)”;
and the following language is hereby added at the beginning of Section 2 of the Purchase Agreement in place thereof:
“Subject to the charges, prorations and other adjustments set forth in this Agreement, the total purchase price of the Property shall be One Hundred Twenty Five Million Dollars ($125,000,000.00) (“Purchase Price”)”.
     3. Release of Portion of Additional Deposit. Within one (1) business day after Escrow Holder’s receipt of the Additional Deposit and a fully executed copy of this Amendment, Escrow Holder shall release One Million Dollars ($1,000,000.00) of the Additional Deposit to Seller. For all purposes of this Agreement, except as otherwise provided in Section 2.1.4 below, the portion of the Additional Deposit released to Seller under this Section shall nevertheless be deemed at all times to comprise a portion of the Additional Deposit.”
     4. Section 2.1.4. Section 2.1.4 of the Purchase Agreement is hereby amended and restated in its entirety as follows:
“Except to the extent that any portion of the Deposit is released by Escrow Holder to Seller as expressly permitted by this Agreement, Escrow Holder shall place the Deposit into an interest-bearing money market account at a bank or other financial institution reasonably satisfactory to Buyer, and interest thereon shall be credited to Buyer’s account.”
     5. Closing. Section 7.2.1 of the Purchase Agreement, which provides “Escrow shall close (“Closing”) on the date that is thirty (30) days following the end of the Inspection Period, or such earlier date as shall be mutually agreed to by the parties” is hereby deleted, and replaced with the following: “Escrow shall close (“Closing”) on Thursday, September 14, 2006, or such earlier date as shall be mutually agreed to by the parties.”
     6. Leasing Costs.
          (a) Seller and Buyer hereby acknowledge and agree that no new leases or amendments to existing Leases have been entered into by Seller during the period commencing with the Effective Date and ending on the date that is five (5) business days prior to the Due Diligence Expiration Date and, accordingly, Buyer shall not bear any tenant improvement costs or leasing commissions pursuant to Section 7.6.1(f)(B) of the Purchase Agreement.
          (b) Seller and Buyer acknowledge and agree that Seller’s obligations under the second paragraph of Section 7.6.1(f) of the Purchase Agreement include the obligation to pay for (via a credit to Buyer at Closing) the following: All hard and soft costs of (i) construction of a multi-tenant corridor on the 20th floor to provide Vibrant Media with access to emergency exit stairs and bathrooms and as otherwise required by law; and (ii) demising partitions on both ends of the Vibrant Media space, which partitions shall be finished (ready-for-paint) on both sides of the partitions. Notwithstanding the foregoing, Buyer’s obligations under the third paragraph of Section 7.6.1(f) of the Purchase Agreement to bear tenant improvement costs and leasing commissions of the lease dated June 5, 2006, by and between Vibrant Media, as tenant, and Seller, as landlord, which tenant improvement costs and commissions are identified on Exhibit E to the Purchase Agreement, remains unchanged.
     7. List of Leases. The List of Leases attached as Exhibit F to the Purchase Agreement is hereby deleted in its entirety and replaced with the List of Leases attached as Exhibit A to this Amendment.
     8. Bill of Sale. The form of Bill of Sale attached to the Purchase Agreement as Exhibit D thereto is hereby modified by deleting the first paragraph thereof and replacing it with the following:
For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned,                     , a                      (“Seller”), does hereby give, grant, bargain, sell, transfer, assign, convey and deliver to                    , a                     (“Buyer”), all personal property of Seller located on, in, or used or useful in connection with that certain real property (the “Real Property”) located in the City and County of San Francisco, State of California, commonly known as 75

Hawthorne and 95 Hawthorne, which personal property includes, without limitation, that personal property listed on Exhibit A attached hereto.
Seller and Buyer agree that Exhibit A to the Bill of Sale shall be in the form of Exhibit B attached to this Amendment.
     9. Estoppels. Buyer acknowledges that Seller has obtained and delivered to Buyer prior to the Due Diligence Date estoppels in form and substance satisfactory to Buyer from Tenants representing seventy percent (70%) of the leasable area of the Real Property that was leased and occupied as of the Effective Date as required by Section 10.1.3 of the Purchase Agreement; provided, however, Buyer does not waive the requirement that all estoppels be dated within forty-five (45) days of Closing. The third sentence in Section 10.1.3 of the Purchase Agreement which reads “Buyer shall notify Seller within three (3) business days of receipt of a copy of the executed estoppel certificate of its approval or disapproval and the basis of such disapproval, if disapproved” is hereby deleted.
     10. Reaffirmation of Purchase Agreement. Buyer and Seller acknowledge and agree that the Purchase Agreement, as modified by this Amendment, is hereby reaffirmed, ratified and confirmed in its entirety. Except as modified by this Amendment, the terms and provisions of the Purchase Agreement shall remain unchanged. If there is any conflict between the terms and provisions of the Purchase Agreement and this Amendment, the terms and provisions of this Amendment shall control and prevail. References to the Purchase Agreement in the exhibits to the Purchase Agreement shall be deemed to refer to, or shall be modified prior to Closing to refer to, the Purchase Agreement as amended by this Amendment.
     11. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with, the laws of the State of California.
     12. Counterparts. This Amendment may be executed in one or more counterparts. All executed counterparts shall constitute one agreement and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf’ format shall be legal and binding and shall have the same full force and effect as if an original of this Amendment had been delivered. Seller and Buyer (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) are aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signatures.
     13. Warranty of Authority. The signatories hereto represent that they have full and complete authority to bind their respective parties to this Amendment and that no other consent is necessary or required in order for the signatories to execute this Amendment on behalf of their respective parties.
[text and signatures continue on next page]

SELLER:

GREIT — HAWTHORNE PLAZA, LP, a Virginia limited partnership
By:	GREIT — Hawthorne Plaza GP, LLC
a Virginia limited liability company
Its:	General Partner

	By	G REIT, L.P.
a Virginia limited partnership
	Its:	Sole Member

		By:	G REIT, Inc.
a Maryland corporation
		Its:	General Partner

			By:	/s/ Andrea R. Biller
			Name:	Andrea R. Biller
			Title:	Executive Vice President

BUYER:

TMG PARTNERS,
a California corporation

By:	/s/ Cathy Greenwold
Cathy Greenwold
Its:	Executive Vice-President

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